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                                                                    EXHIBIT 10.6




                           GLE INVOICE FINANCE LIMITED




                               FACTORING AGREEMENT




                                    (c) 1997
                               Wilde and Partners
                                   Solicitors
                                 10 John Street
                                 London WCIN 2EB
                                   File 599/1
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                               FACTORING AGREEMENT
                                WITH PREPAYMENTS
                             AND RECOURSE PROVISIONS

                           STANDARD TERMS & CONDITIONS

1.       PARTIES

         1.1 GLE INVOICE FINANCE LIMITED ("we/us")a company incorporated in England with official registration number 2252311 and having its registered office at 28 Park Street, London SEI 9EQ. AND

         1.2 The Client referred to as "the Client" in Client Particulars at the end of this document ("you")

2.       DATE OF AGREEMENT

         The date that the last of either you or us signs

3.       PURPOSE

         This Agreement is for the provision by us to you of the factoring services set out in this document, including the sale and purchase of those your Debts referred to in the Schedule.

4.       SALE AND PURCHASE OF DEBTS

         4.1 This Agreement applies to all the Debts referred to in the Schedule, arising under Contracts of Sale entered into by you, (under whatever name you carry on business) with your Customers, which are in existence at the Commencement Date or which afterwards arise, during the currency of this Agreement. The ways in which we shall obtain ownership of your Debts are set out in clauses 4.2 and 4.3.

         4.2 You must make an Offer to us in respect of all Debts in existence on the Commencement Date. The Offer shall be considered as an independent offer in respect of each and every Debt in existence on that date. The Offer shall be constituted by your providing us with a list of Outstanding Debts in such form and with such details as we may specify. We shall be free to accept or reject each offer. If we wish to accept an Offer in respect of a Debt we shall credit the Purchase Price of such Debt to the Current Account. Upon such acceptance all your rights in respect of the Debt and its Related Rights shall belong to us.
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         4.3      Debts coming into existence after the Commencement Date shall vest in us automatically upon their coming into existence without any further act on the part of either you or us.

5.       DURATION

         5.1 This Agreement shall begin on the commencement date stated in the Schedule and continue for the minimum period stated in the Schedule. It may be terminated by either you or us giving to the other notice in writing, at any time, of at least the minimum notice period stated in the Schedule to expire at any time after such minimum period.

         5.2 We shall also have the right at any time immediately to terminate this Agreement by giving written notice upon or at any time after the happening of a Termination Event.

         5.3 Except as otherwise provided, termination will not affect the rights or obligations of either you or us in relation to any Debt then vested in us. This Agreement shall continue to bind both parties for so long as may be necessary to satisfy such rights and obligations, particularly until all sums due to us have been recovered.

         5.4 Unless or until we exercise our rights under clause 22, this Agreement shall remain effective even though there is a change in your name, constitution or composition.

6.       APPLICABILITY, TITLE TO DEBTS AND DEBT SCHEDULES

         6.1 This Agreement shall apply only to the Debts or classes of Debts referred to in the Schedule or such other Debts or classes of Debts as we may from time to time agree in writing with you.

         6.2 If for any reason any Debt shall fail effectively to vest in us then you shall hold it on trust for us. We may at any time give notice to the Customer or to any other person of the existence of such trust and that payment has to be made to us. You acknowledge intimation of such trust. You must, if so required by us, grant such security in our favour over Debts and Related Rights that fail so to vest upon such terms as we may require.

         6.3 On the commencement date of this Agreement you must provide us with an Offer covering Debts then in existence. Thereafter Debt Schedules must be provided to us within two days of the Delivery of Goods or the complete performance of the services or at such other time as we may stipulate.

         6.4 The Offer and each Debt Schedule must be accompanied by such documents and information as we may require. However, we may at any time give written notice to you that certain Debts need not thereafter be included in a Debt Schedule.


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         6.5      We may at any time require you, at your expense, to complete and deliver to us a duly executed written assignment of any Debt or its Related Rights with all stamp duty thereon paid and in a form approved by us.

7.       LIMITS AND APPROVED DEBTS

         7.1 We may in our absolute discretion and with immediate effect, at any time, establish a Limit for any Customer. With the same discretion we may increase, reduce or cancel any Limit. Notice of Limit or changes do not have to be given to you but they will be available on request.


         7.2 In determining which of two or more Debts is within the Limit, or which Debt is to be treated as partly within and partly outside a Limit, the Debts shall be treated as Approved or Unapproved Debts in the order in which their respective invoices are dated.

         7.3 If the total of Outstanding Debts from any one Customer is in excess of the Limit for that Customer, then, to the extent that any Debt within the Limit shall be paid or otherwise discharged, the next Debt of that Customer (in the order in which such Debts have been dated) shall come within the Limit in existence at the time of such payment or discharge.

         7.4 All Limits shall automatically be reduced to zero upon termination of this Agreement. All Outstanding Debts shall then be Unapproved Debts. Following a Termination Event (whether or not we terminate this Agreement) we may by notice determine that any or all Debts owing by any Customer referred to in such notice or which come into existence thereafter shall be Unapproved Debts and we may also exercise Recourse or Reassignment in respect of any of them.

         7.5 You must not reveal to any person, including your Customers, the existence, absence or amount of any Limit or any information in connection with Limit.

         7.6 In establishing any Limit we shall not act as a credit reference agency. Except in relation to our obligations in respect of Prepayments, we shall have no other liability to you arising out of the establishment, variation or withdrawal of a Limit.

8.       PURCHASE PRICE AND PAYMENTS BY US

         8.1 The Purchase Price of each Debt vested in us shall be equivalent to the Collections received by us in respect of it less, to the extent not taken into account therein:

                  8.1.1 any set off, discount, commission, allowance or credit due, allowable, allowed or given to the Customer;


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                  8.1.2    the amount of any relative debit note issued by the
                           Customer;

                  8.1.3    any amount due to us from you in respect of the Debt.

         8.2 The Purchase Price shall be calculated and payable in sterling. Should a Debt, with our prior approval be expressed in a currency other than sterling, we may provisionally calculate the Purchase Price at the currency conversion rate quoted by our bankers as soon as practicable after the Offer or Notification. We may finally calculate each part of the Purchase Price at the rate applied by our bankers when converting to sterling each sum received towards discharge of the Debt. Any price payable by you for the repurchase price of a Debt subject to Recourse shall be the rate provisionally used by us to calculate the Purchase Price. All foreign currency losses incurred shall be your responsibility.

         8.3 We shall keep a Current Account and a Funds in Use Account in your name. The credit balance on the Current Account shows the monies owed to you once all Outstanding Debts are paid by Customers to us. We shall provisionally credit the anticipated Purchase Price of each Debt to your Current Account with us at its Notified Value (but less our Administration Charges). However we may refuse to make such credit of such Notified Value or reverse such credit if the information sent with your Notification or Offer is not satisfactory or is missing. We shall also credit the Current Account with any debit adjustments to the sales ledger.

         8.4 The Funds in Use Account is not an account between you and us. It is merely a memorandum account for our use in calculating Discount. It shows the balance of Prepayments taken by you from us and all monies due and paid by you to us. We shall debit the Funds in Use Account with:

                  (i) all payments (including Prepayments) made by us to you;

                  (ii)     all dishonoured Remittances;

                  (iii)    our Charges;

                  (iv)     any other sums due by you to us.

                  Upon receipt of cleared funds for any Remittance, we shall credit its amount to the Funds in Use Account.

         8.5 If the Funds in Use Account shows a credit balance we will normally pay this to you without your asking us but, at our discretion, less deductions equal to:

                  (i)      any credit balances on Debtor's accounts; and

                  (ii)     the amount of Your Liability.

         8.6 If you have done everything you should under this Agreement, you may take monies, including repayments from the Funds in Use Account. These monies will be debited to both the Funds in Use Account and the Current Account. However the amount taken must not exceed the lesser of either your Availability or


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                  the Funding Limit shown in the Schedule. The Funding Limit is the maximum debit balance that we shall allow on the Funds in Use Account. Please remember this can be changed under clause
                  11.3. Please also bear in mind that we do not make Prepayments against Unapproved Debts. Should a Debt become Unapproved whilst still Outstanding, your Availability will then immediately be affected. You must repay to us on demand any amount drawn in excess of your Availability.

         8.7 In addition to Prepayments taken we may debit the Current Account and the Funds in Use Account with your liability. If the debit balance on the Funds in Use Account exceeds the lesser of your Availability or the Funding Limit you must immediately pay the excess to us without our having to ask you.

         8.8 On, or at any time after, the occurrence of any Termination Event (whether or not we exercise our rights to terminate the Agreement) we shall:

                  8.8.1 not be obliged to make a Prepayment or any other payment before the Collection of the Debt; and

                  8.8.2 be entitled, on demand, to the immediate repayment by you of all Prepayments previously made in respect of Debts then Outstanding and to the payment of all accrued but unpaid charges, Minimum Administration Charges and Disbursements.

         8.9 In calculating your Availability we may ignore any Debt until we shall have taken such steps for our protection which we consider necessary either to verify the existence or amount of any Debt or the creditworthiness of the relevant Customer.

         8.10 We will not be obliged to make any payment to you whilst any steps towards your Insolvency are pending.

9.       OUR FEES AND DISCOUNT

         9.1      You will pay to us or we may debit your account with:

                  9.1.1 the Retrospective Fee, shown in the Schedule, on the date of this Agreement;

                  9.1.2 the Administration Charge, shown in the Schedule, which for convenience shall be debited to the Current Account on receipt of the relevant Debt Schedule;

                  9.1.3 the Refactoring Fee, shown in the Schedule, in respect of a Debt which remains unpaid after the number of days specified in the Schedule and a further Refactoring Fee for each calendar month or part thereafter during which the Debt shall remain unpaid;


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                  9.1.4    the Discount, shown in the Schedule;

                  9.1.5    the difference between

                           - the total of all Administration Charges payable in each period specified in the Schedule (in relatiOn to the Minimum Administration Charges) from the first of the month following the date of this Agreement to the end of the next period for the calculation of the minimum administration charges; and

                           - the Minimum Administration Charges specified in the Schedule and, if the total of the AdministratioN Charges payable shall be less than the Minimum Administration Charges, we shall be entitled each month to estimate and be paid the difference. A final adjustment shall be made at the end of each period and upon termination of this Agreement.

         9.2      You will pay to us an amount equivalent to all Disbursements.

         9.3 If this Agreement shall be terminated under clause 22, or if we make demand following our being entitled to terminate it under clause 22, then we shall be entitled to the greater of:

                  9.3.1 a sum equivalent to the Minimum Administration Charges that could have been earned during the Minimum Notice Period referred to in the Schedule; and I or

                  9.3.2 10% of the Notified Value of the Outstanding Debts at the date of the Termination Event.

         9.4 On the basis of a full indemnity, you will pay us an amount equivalent to all costs, claims charges and expenses, legal or otherwise incurred or payable by us in obtaining any release or waiver in respect of Debts or in enforcing the provisions of this Agreement following any breach of it by you.

         9.5 Where you are requested by us or required to do anything you will bear the costs involved.

         9.6 Value Added Tax will be added, if applicable, to our fees and charges.

10.      ACCOUNTS

         10.1     We will maintain the Current Account.

         10.2 We shall calculate and provide you with the Client Statement which will show the Funds in Use and the Current Account.


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         10.3     We shall send to you periodic copies of the Client Statement, together with such other information as we consider appropriate.

         10.4 We will maintain accounts in the names of each Customer to which Debts at their Notified Value shall be debited and their respective Collections shall be credited.

         10.5 As we consider necessary, we shall render statements of account at regular intervals to Customers.

         10.6     Such accounts and information referred to in clauses 10.1 to
                  10.4 inclusive shall be treated as correct and binding upon you (except as to manifest errors) unless you tell us in writing of any errors within 15 days of the date of their despatch. In any proceedings against you a certificate by our Company Secretary as to any amount payable by you to us shall be final and conclusive evidence as to the amount so payable and shall be binding on you except for manifest errors.

11.      OUR RIGHTS OF SET-OFF AND OTHER RIGHTS

         11.1 We shall have the right at any time to combine and balance accounts. Any amounts payable by you to us (whether under this Agreement or otherwise and whether payable presently, prospectively or contingently) may be set off against monies payable by us to you. We may in our absolute discretion, make a reasonable estimate of such amounts payable, where the same cannot immediately be determined.

         11.2 We can at any time debit the Current Account with any amount payable or prospectively payable by you to us, whether under this Agreement or otherwise.

         11.3     We may at any time by notice to you change any of the Lines.

         11.4 If we ask you to do anything you will pay all your costs and expenses of doing so. If you do not carry out anything which we have a right to ask you to do then we may do it. You will then pay all our costs and expenses of doing it.

         11.5 All payments due from you to us shall be made in immediately available funds free and clear of any right of set-off or counterclaim or any withholding or deduction whatsoever. However if you are required by law to make any withholding or deduction, you will pay such additional sum to us as will ensure that after such deduction or withholding we receive the full amount due to us under this Agreement.


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12.      YOUR UNDERTAKINGS AND WARRANTIES

         12.1 Whilst this Agreement is in force, you must promptly disclose to us any changes or prospective changes in your constitution or control or other material facts or matters known to you which might reasonably be expected to influence our decision to establish, cancel or vary a Limit or pay or make a Prepayment.

         12.2 The delivery of a Debt Schedule shall, in relation to each Debt shown in it, be treated as including all the following warranties from you to us, namely that:-

                  12.2.1 payment of the Notified Value is an existing and binding obligation of the Customer referred to in the Debt Schedule or the relative invoice and the Notified Value of the Debt will not be reduced;

                  12.2.2 the Debt arises out of a Permitted Contract which is subject to and conforming to English Law and with Credit Terms not more generous than those set out in the Schedule and is payable in sterling or such other currency approved by us in writing;

                  12.2.3 the Goods have been Delivered and the Customer will accept the Goods sold and will pay for the Debt without any dispute or set off or claim, whether justified or not (or if the Customer is Insolvent or deceased the person having the duty to administer the Customer's estate will accept a claim or proof of debt for the unpaid balance of the Debt);

                  12.2.4 you have the absolute right to assign the Debt, which is unencumbered by any charge, lien, equity, trust, tracing or other right which affects or may affect the Debt or the Goods and upon notice of Assignment being given to the Customer the Debt will only be payable to us;

                  12.2.5 no other person has or will have any interest in or other right relating to any such Debt;

                  12.2.6 the Customer has an established place of business, is not an Associate and has no rights to reduce or extinguish the Notified Value of the Debt;

                  12.2.7 you have all consents, licences and permits that you need for the performance of the Contract of Sale or to enter into this Agreement or for any assignee of yours to receive payment of the Debt.

         12.3     You undertake to us:

                  12.3.1 after including a Debt in a Debt Schedule not to grant any extension of time for payment beyond that agreed in the Contract of Sale;


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                  12.3.2   after including a Debt in a Debt Schedule promptly to
                           perform all your further or continuing obligations to the Customer under the Contract of Sale and, our request to provide satisfactory evidence of such performance; in the event of any failure of such performance you will permit us, on such terms as you may consider appropriate, to perform any such obligations at your expense;

                  12.3.3 to make sure that there is and will be no breach of any obligation owed or owing to any Customer under any Contract of Sale and to pay all your carriage, shipping and post-delivery charges in accordance with the Contract of Sale;

                  12.3.4 to make sure that you will have no obligations to any Customer, other than under the Contract of Sale;

                  12.3.5 not to agree with Customers to issue any credit note in excess of the Credit Note Limit shown in the Schedule, without our prior approval;

                  12.3.6 following notice from us not thereafter to agree with Customers to issue any credit note without our prior approval;

                  12.3.7 promptly to supply to us the original and one copy of all credit notes to be issued to Customers for us to despatch;

                  12.3.8 as trustee for us to hold and keep separate from your other money any Remittance (including any payable to you) in payment of or on account of or in any way relating to a Debt vested in us, and immediately to deliver to us the identical Remittance or when required by us to pay the identical Remittance direct into our bank account or any other bank account stipulated by us (endorsed as necessary);

                  12.3.9 to give our bankers any indemnity required in respect of non-transferable instruments;

                  12.3.10 not to Notify us of a Debt for which payment has been made or where the invoice has been rendered before Delivery of the whole of the Goods to which the Contract of Sale relates;

                  12.3.11 where the Contract of Sale provides for Delivery of the Goods to be spread over a period, to make sure that each Delivery shall constitute a divisible part of the contract giving rise to a Debt for which an invoice may be rendered and for which payment will be separately made;

                  12.3.12 to make sure that each invoice issued clearly shows the amount of any deposit taken prior to the Debt Schedule being received by us.


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         12.4     Where you are unable to give all of the warranties or comply with all your undertakings relating to a Debt, you must separately Offer the Debt or include it in a Notification with full details of such inability.

         12.5 Without our prior consent you must not enter into any other agreement for the purchase or discounting of Debts.

         12.6 You will fully indemnify us against all losses, costs, demands and expenses of:

                  12.6.1 obtaining the release of Debts from charges, trusts or other encumbrances or enforcing such release;

                  12.6.2 assignments or reassignment of Debts or Related Rights or giving notice' of reassignment;

                  12.6.3 taking guarantees or indemnities from any person, including a receiver,

                  12.6.4   dealing with disputes by Debtors;

                  12.6.5 enforcing either this Agreement or any guarantee or indemnity given in respect of it;

                  12.6.6 all matters arising from any breach by you of this Agreement.

13.      RECOURSE

         13.1 We shall have Recourse in respect of a Debt either upon or at any time after:-

                  13.1.1   it being disputed; or

                  13.1.2 the expiry of the relative Recourse Period referred to in the Schedule; or

                  13.1.3 breach of any of your undertakings, warranties or obligations to us relating to such Debt; or

                  13.1.4   termination of this Agreement; or

                  13.1.5   the happening of a Termination Event.

         13.2 Upon receipt of any notice of Recourse, you must promptly repay the relative Prepayment made by us and the relative Discount, Administration Fee or Refactoring Fee.

         13.3 Even though the relevant Prepayment shall have been repaid, we will continue to exercise our rights in respect of the Debt.


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         13.4     If at any time after any of the events set out in clause 13.1 or if we consider the continued costs of collection to be uneconomic, we may at any time give notice to you of our intention to reassign a Debt to you. Reassignment shall be effected by crediting the value of such Debt to the Sales Ledger Account and debiting the same amount to Current Account.

         13.5 After Reassignment we will credit to the Current Account any amounts afterwards received in relation to such Debt. Subject only to this we shall have no other obligation or rights in respect of a reassigned Debt.

         13.6 Whether before or after the termination of this Agreement, you will repay to us an amount equivalent to any Collection in respect of a Debt, if any prior payment be set aside under insolvency law or under other legal requirements.

14.      YOUR ACCOUNTS AND RECORDS

         14.1 You will allow us and any of our duly authorised representatives or agents at all reasonable times to attend and enter any of your premises to inspect, verify, check and copy all books, accounts, computer and other records, orders and original correspondence and such other papers as we may require in relation to Debts or to take possession of any of the items comprised in the Related Rights.

         14.2 You must give us a signed copy of your full set of accounts, including your directors' and auditor's report or such other financial reports as we request, for each of your accounting reference periods (as defined in the Companies Act 1985). You must give us these items as soon as you have them, which must be no later than six months from the end of each accounting period.

         14.3 You must give us your management profit and loss account and balance sheet at such intervals as we tell you. You will also give us such other financial reports that we may ask for and you will ensure that your auditors or external accountants report to us directly with any information we require.

15.      CREDIT BALANCES

         You irrevocably authorise us to make payment to a Customer of any credit balance on the Customer's account, whether or not it arises from the issue of credit notes.

16.      TRANSFERRED GOODS

         16.1 You must promptly tell us about all Transferred Goods not in our possession. They shall be held by you for us separate and apart from your own goods pending delivery to us or in accordance with our instructions.

         16.2 We shall have the right to take possession of any Transferred Goods and to sell them on such terms as we may decide. The proceeds of sale, after deduction of all


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                  costs and expenses relating to such possession or sale, shall be treated by us as a Collection of part of the Debt to which they relate.

17.      ALLOCATION OF RECEIPTS. CREDITS AND ALLOWANCES

         We may take any Collection, or any credit or allowance, in or towards the discharge of any Approved Debt before any other Notified Debt, even if the Customer or you have indicated to the contrary.

18.      DISCOUNTS, COMMISSION OR ALLOWANCES CLAIMED BY CUSTOMERS

         We shall not be liable to you for any discounts, commissions or other allowances wrongly claimed or deducted by the Customer.

19.      TELLING CUSTOMERS ABOUT US. COLLECTION OF DEBTS AND DISPUTES

         19.1 We can advise each Customer who is or may become indebted to you that Debts have been assigned to us. We can tell the Customer in such way and at such intervals as we may decide. We can also require you to give this advice at such intervals, upon such documents and in such way as we may require.

         19.2 We have the sole and exclusive right of enforcing payment of any Debt (including Debts subject to Recourse) and obtaining possession or control of any Related Rights vested in us. This can be done in such way as we may decide. We may start, conduct, defend or compromise, in the name of either you or us on such terms as we may think fit, any legal proceedings by or against us or you in relation to a Debt and its Related Rights. You will be bound by anything done by us under this clause, including any corresponding reduction in the Purchase Price of a Debt.

         19.3 You must, upon request, provide every assistance and co-operate fully in the collection or enforcement referred to in clause 19.2. When required by us, you must exercise any of your rights as a seller to recover Goods in accordance with your Contracts of Sale or to enforce any Related Rights.

         19.4 You must immediately tell us in writing of any dispute that you have with a Customer. You must take all proper steps immediately to resolve any disputed Debt and to keep us fully informed of all steps taken.

         19.5 You must immediately repay to us and pending such payment we may debit the Current Account with any Prepayment we may have made in respect of a Notified Debt which becomes disputed or is the subject of any legal proceedings or otherwise becomes an Unapproved Debt.


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         19.6     Even if proceedings are not issued we shall have the right, at your expense, to resolve a dispute with a Customer on such terms as we may in our absolute discretion consider appropriate. You will be bound by such resolution.

         19.7 Either we, or our agents, may take such steps at your expense as we or they believe necessary, to verify the existence or amount of Debts or the creditworthiness of Customers.

20.      COMMUNICATIONS WITH AUDITORS. ACCOUNTANTS AND BANKERS

         20.1 You irrevocably authorise us to provide your auditors, bankers and accountants with such information as they may ask for in relation to your dealings with us.

         20.2 You confirm that you have irrevocably authorised your auditors, bankers and accountants to provide us with such information as we may require. We are authorised to request such information.

21.      TRANSFER OF AGREEMENT

         We may transfer our rights or sub-contract or delegate any of our obligations in this Agreement in such a way as we see fit. You consent to our novating our obligations under this Agreement to any third party. You may not transfer, charge, sub-contract, delegate or otherwise deal with this Agreement or the rights, benefits and obligations under this Agreement without our prior written consent.

22.      TERMINATION EVENTS

         22.1 We may by written notice to you, terminate this Agreement at any time after the happening of any of the following events:

                  22.1.1 your breaching any term of this Agreement or any other agreement between you and us;

                  22.1.2 your failing for a period of 45 consecutive days to deliver to us a Debt Schedule containing Debts not previously Notified;

                  22.1.3 your becoming insolvent or any petition being presented or meeting being called for your Insolvency or any arrangements, whether formal or informal, or the execution of a trust deed, being made or proposed for the benefit of your creditors generally;

                  22.1.4 any person who has given a guarantee or indemnity to us in respect of your obligations under this Agreement becoming Insolvent or terminating such guarantee or indemnity or dying;

                  22.1.5 there being any change, whether direct or indirect, in your ownership, control, constitution or composition which we in our discretion consider significant;

                  22.1.6 there being any adverse change in your financial condition or operating performance, which we in our discretion consider material;

                  22.1.7 your income or assets being seized under any execution of legal process, distress for rent or a garnishee order in respect of being made against you;

                  22.1.8 your ceasing to carry on your business as carried on at the date hereof or taking any step towards the same;

                  22.1.9 any final judgment, decree or award being entered against you which remains unsatisfied for seven days;

                  22.1.10 any person, who having given a waiver, release or priority agreement to us in respect of Debts gives notice to terminate, amend or withdraw the same;

                  22.1.11 any breach by any person of any covenant or undertaking in consideration of which we have entered into or continued with this Agreement;

                  22.1.12 any of your obligations to third parties for the repayment of borrowed money being declared due prior to their stated maturity dates by reason of default or shall not be paid when due;

                  22.1.13 if any representation made to us by or on your behalf at any time (whether before or after the date of this Agreement) proving to be untrue in any material respect;

                  22.1.14 any loan to you made by a director or a partner of yours being repaid without our prior approval.

23.      PRESERVATION OF OUR RIGHTS AND VARIATIONS

         23.1 Our rights under this Agreement shall not be affected by the grant of time or indulgence to you or to any Customer or to any other person nor by any waiver of or failure or delay in exercising any rights or options, whether or not arising under this Agreement.

         23.2 We shall be entitled to rely upon any act done or document signed or communication sent by any person purporting to act, sign or send on your behalf.

         23.3 You will carry out the procedural steps stipulated by us for the efficient working of this Agreement.

24.      PARTNERSHIPS AND SOLE TRADERS

         24.1 Were you are constituted or a partnership the following provision shall apply:

                  24.1.1 The undertakings and warranties contained in this Agreement shall be treated as being given by each of your partners, both as individuals and as partners and trustees of yours. The obligations of your partners to us shall be joint and several. We shall be at liberty:

                           24.1.1.1. release or conclude a compromise with any
                                     one or more of your partners without
                                     affecting our rights against the others; or

                           24.1.1.2. to give a notice or demand to any of your
                                     partners and then treat such notice as
                                     being given to all of your partners; or

                           24.1.1.3. to treat a notice or demand from any of
                                     your partners to us as having been given by all your partners; or

                           24.1.1.4. to treat this Agreement as binding upon any
                                     executor, administrator or personal
                                     representative of any of your partners and upon any committee, receiver, judicial factor, trustee in sequestration or other persons lawfully acting on behalf of any of them.

                  24.1.2 If at any time a member of the partnership (a "Retiring Partner") ceases for any reason to be member of the partnership then you will forthwith tell us about this in writing.

                  24.1.3 Provided that the notice in clause 24.1.2 has been given, then a Retiring Partner shall have no obligation to us in respect of Debts coming into existence after whichever is the later of the date of such retirement or the service of notice of such retirement on us. However, a Retiring Partner shall remain fully liable to us in respect of all matters occurring prior to the date of such retirement or the service of notice of such retirement upon us whichever is the later.

                  24.1.4 You warrant that the persons executing this Agreement on your behalf comprise all your partners. You undertake that upon your taking any other person into partnership (a "New Partner") you will tell us about this. You will procure that the New Partner executes all documents as may be needed to ensure that the New Partner is bound by the terms of this Agreement and is placed under the same obligations to us as the other partners.

                  24.1.5 Despite any change in your partners we shall be entitled to account to you or to exercise all rights of set off as if there had been no such change.

                  24.1.6 Where you are constituted either a partnership or an unincorporated sole trader the immediately following sub-clauses 22.1.6.1 and 22.1.6.2 shall apply:

                           24.1.6.1. You will immediately tell us if you change
                                     your domicile to a jurisdiction outside
                                     England and Wales. You will then execute such further documentation as we may require.

                           24.1.6.2. You must fully co-operate with us to enable
                                     this Agreement to be registered at the
                                     Bills of Sale Registry. Any variation of this Agreement must be in writing and signed by or on our behalf by a Director or an authorised signatory of ours and on your behalf by any officer but may be constituted by one or more document.

                  24.1.7 Where we have any discretion it shall be an absolute discretion.

25.      RIGHT TO USE YOUR NAME

         25.1 You irrevocably appoint us, our Directors, our Company Secretary and every other officer of ours jointly and each of them severally to be your attorney, both during and after the termination of this Agreement and until all monies due to us have been paid and all obligations of yours to us have been discharged. The purpose of such appointment is for perfecting our title to any Debt or its Related Rights or to secure performance of any of your obligations under this Agreement or otherwise or to Customers. By such irrevocable appointment we may:

                  25.1.1 execute or sign deeds and documents (including assignments);

                  25.1.2   obtain payment of Debts;

                  25.1.3 complete, deal with or endorse cheques and other instruments and remittances;

                  25.1.4   settle your indebtedness to us or to Customers;

                  25.1.5 perform such other lawful acts as we in our absolute discretion may consider reasonably necessary or expedient for carrying this agreement into effect;

         25.2 You irrevocably authorise us to allow any assignee of ours to perform any of the Acts set out in clause above.

         25.3 Any attorney appointment above may in turn appoint and remove any substitute attorney or agent for you in respect of the matters set out above.

         25.4 You agree to ratify anything lawfully done by any attorney, substitute attorney or agent under the powers set out above.

26.      NOTICES

         26.1 Any notice given by us under this Agreement may (unless otherwise indicated) be delivered, posted, sent by facsimile transmission or by e-mail to you at your address stated in the Schedule or to your registered office or any other place at which you carry on business or to such other address which you may tell us about for the purposes of this clause 26.1 or handed personally to any Directors or your Company Secretary.

         26.2     Any such notice shall be treated as served:

                           26.2.1   if delivered - at the time of delivery;

                           26.2.2 if sent by post - on the second business day following the date of posting;

                           26.2.3 if sent by facsimile transmission or e-mail at the time of transmission;

                           26.2.4 if handed personally - at the time of such handing.

27.      GOVERNING LAW AND JURISDICTION

         The relationship between you and us shall be governed by English Law and you and we submit to the non-exclusive jurisdiction of the English Courts.

28.      DEFINITIONS

         28.1 Headings to clauses in this document and to clauses in this Agreement are for convenience only. In no way shall they affect its construction. The following expressions shall have the meaning set out opposite each:

                  "ADMINISTRATION CHARGE" a fee, for the services provided or to be provided by us, in respect of each Debt Assigned to us calculated in accordance with the Schedule.

                  "AGREEMENT" the Agreement between you and us contained in this document and any variation or extension of it or in any document of ours referred to herein.

                  "APPROVED DEBT" a Debt referred to in a Debt Schedule delivered to us and (i) which (when aggregated with all other Debts owing by the same Customer) falls within any Limit (and where there are two or more Debts owing by the same Customer then the Debt shall be treated for this purpose in the order in which they have been Notified to us); and (ii) (except as otherwise provided) in relation to which you are not in breach of any warranty or undertaking contained in this Agreement; and (iii) which is undisputed; and (iv) which is not subject to Recourse.

                  "ASSIGNMENT" a transfer of ownership of a Debt and its Related Rights and "Assigned" shall be construed accordingly.

                  "ASSOCIATE" any person, partnership or body corporate in which you or any partner, director, shareholder, agent or employee of you have a material interest or any other form of associate of you as set out in Section 184 of the Consumer Credit Act 1974.

                  "AVAILABILITY" the amount that you can ask us to pay you, calculated by taking the Prepayment of all Outstanding Approved Debts and from the resultant sum deducting: o any existing debit balance on the Funds in Use Account; and o the amount (if any) of Your Liability; and o any special retentions created by us; and o the value of all credit balances on Customer's accounts.

                  "BASE RATE" the Base Rate or any replacement or substituted rate as quoted by Lloyds TSB Bank Plc or its successors from time to time or such other bank as we may nominate for this purpose.

                  "CLIENT STATEMENT" a Statement in two parts maintained by showing firstly the Funds in Use Account and secondly the Current Account.

                  "COLLECTION" payment received in cleared funds by us in respect of a Debt including "On Account Cash" and "Part Payments" as later defined.

                  "CONTRACT OF SALE" any contract entered into by you for your supply of Goods or services to a Customer.

                  "CONTRACTED VALUE" in relation to a Debt, the total amount under a Contract of Sale payable by a Customer, including any tax or duty but before any deduction or allowance for prompt payment or otherwise.

                  "CREDIT TERMS" those clauses approved by us as to the method and time for payment of a Debt Included in the Contract of Sale; these may include a settlement discount up to 5% or such higher amount as may be agreed in writing between you and us; until further notice your Credit Terms set out in the Schedule shall be so approved.

                  "CURRENT ACCOUNT" an account maintained by us showing the balance which may become due to you upon Collection of all Debts.

                  "CUSTOMER" any entity which incurs or may incur any obligation to make payment under a Contract of Sale.

                  "CUSTOMER DISCOUNTS" any amount deducted by the Customer when discharging a Debt or to which the Customer may be entitled.

                  "DEBIT NOTE" a claim by the Customer, or evidence sent in support of such claim, with the intention of reducing the Debt.

                  "DEBT" any obligation (present, future or contingent) of a Customer to make payment under a Contract of Sale, including:
                  (i) the future right to recover sums due following the determination, assessment or agreement of the amount of the obligation; and (ii) Value Added Tax; and (iii) all duties and charges together with its Related Rights or where the context allows a part of such obligation or its Related Rights.

                  "DEBT SCHEDULE" a list in such form as we may require, of Debts which have come into existence and not previously been Notified or included in an Offer to us.

                  "DELIVERED" in relation to Goods - the giving of possession or the giving of control to the Customer; and in relation to work done or services - complete performance

                  "DELIVER" AND "DELIVERY" shall be construed accordingly.

                  "DISBURSEMENTS" all costs and expenses incurred by us in enforcing our rights under this Agreement.

                  "DISCOUNT" a charge, at the rate and calculated in the manner shown in the Schedule, upon the Funds in Use and debited monthly to the Current Account.

                  "FUNDING LIMIT" the limit referred to in the Schedule beyond which you may not draw from the Current Account without our Agreement.

                  "FUNDS IN USE" the debit balance on the Funds in the Account.

                  "GOODS" actual merchandise, services or work and materials.

                  "HIGHEST CUSTOMER INVOLVEMENT ALLOWED" the total value of the Approved Debts of each Customer up to the percentage in the Schedule of all Approved Debts.

                  "INSOLVENT" in relation to an individual (i) his bankruptcy; or (ii) his sequestration in relation to a Partnership; (i) its winding up; or (ii) the bankruptcy or sequestration of any or all the partners; in relation to any Company (i) the passing of a resolution for a voluntary winding up (other than for the purpose of a solvent re-organisation or reconstruction); or (ii) the making of a winding up order; or (iii) the appointment of an administrator pursuant to the Insolvency Act 1986; or (iv) a receiver or an administrative receiver being appointed for all or any part of its property in relation to any entity (i) any voluntary arrangement under the Insolvency Act 1986; or (ii) the appointment of a judicial factor "Insolvency" shall be construed accordingly.

                  "LIMIT" an amount (fixed by us in our absolute discretion upon application to us by you) in relation to any Customer, to determine the extent to which the aggregate indebtedness of any Customer at any one time comprises Approved Debts.

                  "LINES" Any of the Prepayment, the Highest Customer Involvement Allowed or Funding Limit.

                  "MINIMUM ADMINISTRATION CHARGES" the minimum total of Administration Charges (exclusive of any Retrospective Fees or Refactoring Fees) as shown in the Schedule, and payable in each period, also shown in the Schedule, from the first day of the month following the date of this Agreement.

                  "NOTIFICATION" in relation to a Debt not previously Notified to us or subject to an Offer - the delivery by you to us of a Debt Schedule and where appropriate its receipt by us. "Notify" shall be construed accordingly.

                  "NOTIFIED" referred to in a Notification or Offer.

                  "NOTIFIED VALUE" in relation to a Debt referred to in a Notification or Offer - the amount stated therein as payable by the Customer including any taxes and duties and before any discount or other deduction.

                  "OFFER" an unconditional offer in such form and with such information as we may specify to sell to us with full title guarantee each and every Debt shown on the form; where more than one Debt is at the same time subject to an Offer it shall be treated as an independent offer to sell to us each Debt so offered, which may be accepted or rejected by us entirely at our discretion.

                  "ON ACCOUNT CASH" an amount remitted towards the discharge of Debts, which we are unable to allocate towards any particular Debt.

                  "OUTSTANDING" in relation to any Debt at any time - vested in us, shown as unpaid and not repurchased by you.

                  "PART PAYMENT" an amount remitted to and allocated by us towards payment of a specific Debt but which does not discharge the Debt in full.

                  "PERMITTED CONTRACT" any Contract of Sale entered into by you in the ordinary course of your Business set out in the Schedule or such other Contract of Sale as we may approve.

                  "PREPAYMENT" the amount (as specified in the Schedule) up to which we shall prepay, before Collection, on account of the Purchase Price of an Approved Debt.

                  "PURCHASE PRICE" the amount payable by us to you pursuant to clause 8 for each Debt vesting in us.

                  "REASSIGNMENT" transfer to you of ownership of a Debt vested in us.

                  "RECOURSE" our right at any time after the occurrence of any event set out in clause 13.1, without notice to treat an Approved Debt as an Unapproved Debt and/or to require you immediately to repay to us any Prepayment or other payment made to you in respect of such Debt.

                  "RECOURSE PERIOD" the period referred to in the Schedule at the expiry of which we may treat a Debt as an Unapproved Debt.

                  "REFACTORING FEE" a fee calculated at the percentage shown in the Schedule of the Notified Value of each Debt.

                  "RELATED RIGHTS" any of: -the benefit of all guarantees, Indemnities, insurances, instruments and securities given to or held by you in relation to any Debt; - any ledger, computer data, statement or other record and any debit, delivery note or other document on which or by which any Debt is recorded or evidenced; - all your rights pursuant to the Contract of Sale, but without any obligation on to complete the Contract of Sale; - Transferred Goods;

                  "REMITTANCE" any of cash, cheques, bills of exchange, negotiable and non-negotiable instruments, letters of credit, electronic payments and any other remittance or instrument of payment in whatever form received by us, you or your agents towards the discharge of a Debt.

                  "RETROSPECTIVE FEE" a fee, for the services provided or to be provided by us in respect of each Debt in existence at the date of this Agreement and vesting in or held in trust for us, calculated in accordance with the Schedule.

                  "SCHEDULE" the matters referred to in the section of this Agreement headed "Schedule".

                  "TERMINATION EVENT" any event entitling, but not obliging, us to terminate this Agreement.

                  "TERMS" those clauses approved by us as to the method and time for payment of a Debt included in the Contract of Sale; these may include a settlement discount up to 5% or such higher amount as may be agreed in writing between you and us; until further notice your Credit Terms set out in the Schedule shall be so approved.

                  "TERMS OF TRADE" the standard terms and clauses (other than the Credit Terms) upon which you enter into Contracts of Sale and as approved by us from time to time in writing.

                  "TRANSFERRED GOODS" our right to call for delivery to us of any Goods the subject of a Contract of Sale which shall not have been Delivered, before the Debt relating to such goods shall have been Notified or Offered to us, even if in breach of the terms hereof; or Goods which any Customer shall reject, or return or attempt to return to us or to you or indicate a wish so to do; or Goods which you or we recover from the Customer.

                  "UNAPPROVED DEBT" a Debt which is not an Approved Debt.

                  "UNITED KINGDOM" United Kingdom of Great Britain, Northern Ireland, the Channel Islands and the Isle of Man.

                  "WORKING DAY" a day when both we and our bankers are open for the conduct of all usual business.

                  "YOUR LIABILITY" Our reasonable estimate of all your liabilities to us, present, future and/or contingent however arising (including liability in respect of any Debt vested in us from another client of ours) which have not been debited to the Current Account.

         28.2 Unless the context otherwise indicates, the singular includes the plural and vice versa and any gender shall include any other gender.

         28.3 Where in any place outside England and Wales the meaning of a word or expression used in this Agreement is to be considered and such word or expression has no counterpart in that place, it shall, unless the context otherwise requires, have the meaning of its closet equivalent in that place.

         28.4     References to clauses are to clauses of this Agreement.

         28.5 References to an Act of Parliament shall be treated as including each such Act as amended, modified or re-enacted or any order, rule or regulation made under it.

         28.6 The meaning of general words introduced by the word "other" shall not be limited by reference to any proceeding word or enumeration indicating a particular class of acts, matters or things.

         28.7 If any provision of this Agreement shall to any extent be invalid or unenforceable then the remainder of this Agreement shall not be affected or impaired.

                                  THE SCHEDULE

(A)      The Commencement Date:            _____________________ 2001
         (Clauses 4.1,4.2 and 4.3)

(B)      The   Minimum Period of           12 months
         this Agreement:
         (Clause 5)

(C)      Minimum Notice Period:            6 months
         (Clause 5.1)

(D)      This  Agreement shall apply       All Debts
         to the following Debts or
         classes of Debts:
         (Clause 4.1, 5.3 and 6.1)

(E)      Prepayment:                       Up to 80% of the Contracted Value
         (Clause 8.6)                      of an Approved Debt.

(F)      Highest Customer                  20% of all Outstanding
         Involvement Allowed:              Approved Debts.
         (Definition of "Availability")

(G)      Retrospective Fee:                An amount equivalent to 0.3% of the
         (Clause 9.1.1)                    Notified Value of each Debt in
                                           existence on the Commencement
                                           Date.

(H)      The Administration                An amount equal to 0.3% of the
         Charge (Clause 9.1.2)             Notified Value of each Debt
                                           Coming into existence after the
                                           Commencement Date.

(I)      Refactoring Fee:                  An amount equal to 0.5% of
         (Clause 9.1.3)                    the Notified Value of each Debt which
                                           shall remain unpaid 3 months after
                                           the date of the invoice.

(J)      Discount:                         2.25% above Base Rate with a
         (Clause 9.1.4)                    minimum Base Rate of 4%.

(K)      Minimum Administration:           L20,000 per annum
         Charges
         (Clause 9.1.5)

(L)      Funding Limit:                    L750,000
         (Definitions of "Availability")

(M)      Your Credit Terms:                30 days from date of invoice

         (Clause 12.2.2)

(N)      Your Business:                    Sale of Computer Hardware
         (Definition of "Permitted
         Contract and Clause 12.2.2)

(0)      Credit Note Limit                 L5,000 per credit note
         (Clause 12.3.5)

(P)      Recourse Period:                  3 months from the end of
         (Clause 13.1.2)                   the month in which the invoice is
                                           dated.

(Q)     CONDITIONS TO BE COMPLIED WITH BEFORE WE START MAKING PREPAYMENTS

         i.       We shall require:

                  a)       A release of the debenture registered by Venture
                           Finance Plc.

                  b) Confirmation of all main shareholders and directors addresses to include signature (e.g. copy driving license) should be available to view at the take-on meeting.

         ii. We shall wish to register an all assets debenture in favour of GLE Invoice Finance Limited, which must take priority over all other debentures registered (see below).

         iii. We shall require a release of debtors from the debenture registered by National Westminster Bank Plc I Royal Bank of Scotland dated 20 December 1996. We shall also require a priority waiver signing by National Westminster Bank Plc / Royal Bank of Scotland confirming that our debenture ranks first.

         iv. Our agreement is to be supported by the personal guarantee of Kevin Michael O'Brien, which will be limited to L150,000.

         v. We require cessation of all contractual liabilities between yourselves and Royal Bank of Scotland Commercial Services, including a release of the debenture dated 26 June 2000. Upon your acceptance of this offer, we shall make formal contact with your existing factor to obtain a reference and to make arrangements for a straightforward inter-factor transition.

(R)      SPECIAL CONDITIONS

         i. In the event that dilutions (including reassignments) exceed 5% in any given 3 month period, we reserve the right to reduce the prepayment percentage by 1% for every 1% dilutions exceed 5%.

         ii. We shall require a copy of your signed audited accounts to 28 February 2001 by 3l August 2001.

         iii. Copy purchase orders and copy signed proofs of delivery should accompany all invoices over L5,000.

(S)      SPECIAL CONDITIONS CONTINUED

         iv. We shall not require sales to associated companies, companies linked by common directorship, legal accounts, cash/credit card sales, sales to private individuals and finance houses or any invoices in respect of maintenance/service to be notified to GLE Invoice Finance Limited.

         v. A copy of your purchase ledger should be sent to us on a monthly basis within 14 days of month end upon which we shall hold retentions against any accounts subject to reciprocal trading.

         vi. A copy of your management accounts should be sent to us on a quarterly basis, to be received within one month of each period end.

         vii. We reserve the right to undertake a survey of your books and records on a quarterly basis, or as and when deemed necessary.

         viii. Any costs incurred with regard to the preparation and signing of our agreement or any ancillary documentation in support of this agreement will be for your account.

CLIENT PARTICULARS
CORPORATE CLIENT

NAME:                                      Copy Data Ltd

COMPANIES REGISTRY NO:                     3106266

PRINCIPAL PLACE OF BUSINESS:               The Arena, Rayleigh Court,
                                           Priestley Way, Crawley,
                                           West Sussex, RH1O 2PD

NATURE OF YOUR BUSINESS:                   Sale of Computer Hardware

The terms set out herein are the only terms agreed between the parties. To confirm the respective consent of each party to this Agreement and to acknowledge having read and understood it and having had the opportunity to take independent legal advice both parties have executed this agreement as indicated below,

SIGNED AND DELIVERED as a deed on                          )
behalf of GLE INVOICE FINANCE LIMITED                      )      ____________________________________________
on the 18th day of June 2001                               )      Director
                                                           )
by Jeffrey Daniels Longhurst a Director                    )      ____________________________________________
and David Mark Richards a Director                         )      Director

CORPORATE CLIENT
SIGNED AND DELIVERED as a deed on                          )
13th day of June 2001                                      )      ____________________________________________
by you COPY DATA LTD                                       )      Signature of Director
acting by Eric A. O'Brien                                  )
____________________________________________ (a Director)  )
and Kevin O'Brien                                          )      ____________________________________________
__________________ (a Director/Company Secretary)          )      Signature of Director /
                                                                  Company Secretary